Exhibit 10.16

OFFICE LEASE

915 W. IMPERIAL HIGHWAY
BREA, CA 92821

BETWEEN

EVANGELICAL CHRISTIAN CREDIT UNION,
A CALIFORNIA CORPORATION

AS LANDLORD

AND

MINISTRY PARTNERS INVESTMENT CORPORATION,
A CALIFORNIA CORPORATION

AS TENANT

OFFICE LEASETHIS OFFICE LEASE (this "Lease") is made as of October ___, 2008 between EVANGELICAL CHRISTIAN CREDIT UNION, a California corporation ("Landlord"), and the tenant specified in the Basic Lease Information ("Tenant"), upon the following terms and conditions:
1.           BASIC LEASE INFORMATION.

The terms and conditions of this Lease shall include, without limitation, the following basic Lease information ("Basic Lease Information"):

Premises	4,970 rentable square feet (4,360 usable square feet) located at Suite 120 on the first floor of the Building
Landlord	Evangelical Christian Credit Union, a California corporation
Address of Landlord for Notices
Evangelical Christian Credit Union
950 W. Imperial Highway
Brea, CA 92821
Attention:   Alan Weisenberger
Telephone: (714) 671-5700, x1369
Telecopy:   (714) 671-5798

and a copy to:

Dorn-Platz Properties
210 South Orange Grove Blvd.
Pasadena, CA 91105
Attention:  Greg Galletly
Telephone: (626) 204-5200
Telecopy:   (626) 204-5201

Tenant	Ministry Partners Investment Corporation, a California corporation
Address of Tenant for Notices
Before the Commencement Date:

Ministry Partners Investment Corporation
Attention: Bill Dodson, President
955 W. Imperial Highway, Suite 101
Brea, CA  92821
Telephone:  714.671.5700, x1436
Telecopy:     714.671.5767

- and –

Ministry Partners Investment Corporation
Attention: Sue Reilly, VP Finance and Accounting
955 West Imperial Highway
Brea, CA  92821
Telephone: 714.671.5700, x1461
Telecopy:    714.671.5767

After the Commencement Date:

Ministry Partners Investment Corporation
Attention: Bill Dodson, President
915 W. Imperial Highway, Suite 120
Brea, CA 92821
Telephone:  714.671.5700, x1436
Telecopy:    714.671.5767

- and -

Ministry Partners Investment Corporation
Attention: Sue Reilly, VP Finance and Accounting
915 West Imperial Highway, Suite 120
Brea, CA  92821
Telephone:  714.671.5700, x1461
Telecopy:    714.671.5767

Permitted Uses	General office and administrative.
Parking	20 parking spaces.
Initial Term
Five (5) years plus the partial month, if any, between the Commencement Date and the first day of the following calendar month and an option to renew for two (2) additional periods of five (5) years each.

Commencement Date
The day which is the later of (i) fifteen (15) days following the date of Substantial Completion of the Tenant Improvements (both as defined in Tenant Work Letter attached hereto at Exhibit C) or (ii) when Tenant commences to conduct business from the Premises.

Base Rent Lease Months	Monthly Base Rent Per Rentable Square Foot
Commencement Date – 12	$1.80
13 – 24	$1.90
25 – 36	$2.00
37 – 48	$2.05
49 – 60	$2.10

Security Deposit	$8,946.00
Landlord's Broker	Cushman & Wakefield of California, Inc.
Tenant's Broker	None

2.           PREMISES.

2.1           BASIC PREMISES.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions set forth in this Lease, those certain premises (the "Premises") described in the Basic Lease Information and depicted on Exhibit A attached hereto and hereby made a part hereof.  For purposes of this Lease, the square footage of the Premises as set forth in the Basic Lease Information is approximate and subject to adjustment as determined by Landlord in accordance with the standards set forth in ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association ("BOMA Standard").  The Premises are located in an existing two-story office building (the "Building") having an address of 915 W. Imperial Highway, Brea, California  92821.  The Building is located upon one or more parcels of real property that includes other buildings and improvements (the "Project.")  Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit C (the "Tenant Work Letter"), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises.  Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project with respect to the suitability of any of the foregoing for the conduct of Tenant's business except as specifically set in this Lease and the Tenant Work Letter.  Except as set forth below and subject to the terms of the Tenant Work Letter, the taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building or at such time and good and sanitary order, condition and repair.  Landlord warrants that as of the Commencement Date the electrical, plumbing, fire sprinkler, and heating, ventilation and air conditioning system serving the Premises shall be in good operating condition and that the structural portions of the roof, bearing walls and foundation of the Building shall be free from material defects.

2.2           COMMON AREAS.  The term "common areas" as used in this Lease shall mean all areas and facilities outside the Premises and within the exterior boundaries of the Project which are provided and designated from time to time by Landlord for the general use and convenience of Tenant and other tenants of the Project and their respective employees, invitees or other visitors.  Common areas include, without limitation, the lobby area, walkways, parking areas, trash areas, landscaped areas, walkways, sidewalks, driveways, monument signage, service quarters, hallways, restrooms (if not part of the Premises), stairways (excluding private stairways which may be reserved for the exclusive use of one or more other tenants), elevators (except elevators which may be reserved for the exclusive use of one or more other tenants), walls, fire stairs, telephone and electric closets, aisles, truck docks, plazas, service areas and all other common and service areas of the Project.  Tenant, its employees, clients, customers, suppliers, contractors, vendors, and invitees shall have the nonexclusive right to use the common areas along with others entitled to use the same, subject to Landlord's rights as hereinafter set forth and subject to the other provisions of this Lease.  Without Tenant's consent and without liability to Tenant, and provided that Landlord uses reasonable efforts to minimize any materially adverse effect upon Tenant's use of and access to the Premises, Landlord may do any of the following from time to time:  (a) establish and enforce reasonable rules and regulations concerning the maintenance, management, use and operation of the common areas which rules and regulations; (b) close off any of the common areas to whatever extent required in the reasonable opinion of Landlord to prevent a dedication of any of the common areas or the accrual of any rights by any person or the public to the common areas; (c) close any of the common areas for maintenance, alteration or improvement purposes; (d) select, appoint and/or contract with any person for the purpose of operating and maintaining the common areas; (e) change the size, use, shape or nature of any of the common areas; and/or (f) withdraw one or more areas from use as common area.

2.3           PARKING.

(a)           For so long as this Lease remains in full force and effect, Tenant shall have a license to use such number of parking spaces as is specified in the Basic Lease Information in the parking facilities designated by Landlord.  Tenant's parking shall be on a "first-come, first-served", self-park, non-tandem basis, and shall be subject to Landlord's reasonable rules and regulations adopted from time to time with respect thereto.  Such number of parking spaces shall be provided free of charge to Tenant's employees during the Initial Term.  Landlord shall make commercially reasonable efforts to ensure that Tenant's parking rights are not infringed upon by other tenants.  Tenant may not sell, assign or transfer its parking rights under this Lease, except pursuant to a permitted sublease or assignment of this Lease.

(b)           Tenant shall not suffer or allow its employees, guests, contractors or other agents and representatives to infringe upon the parking rights of others to whom Landlord has granted parking rights.  With respect to parking by persons other than Tenant's employees, Landlord reserves the right at any time to institute a system of validated and/or charged parking at hourly, daily, weekly or monthly rates, or such other rate system as reasonably determined by Landlord from time to time; provided, however, Tenant shall be permitted to use its allotted parking spaces for use by its employees and invitees in the conduct of its ordinary business.  Landlord reserves all further rights and authority with respect to the use and control of parking including without limitation the right to rearrange, add or relocate parking spaces and improvements on, under or above the parking areas, to temporarily close all or any portion of the parking areas for the purpose of maintaining, repairing, restoring, altering or improving same, to permanently close all or any portion of the parking areas for any purpose, provided that Landlord furnishes reasonably suitable alternative parking to Tenant, and to do and perform such other acts in, to and with respect to the parking areas as Landlord reasonably deems appropriate.

3.           TERM.

3.1           TERM.  Unless sooner terminated as provided in this Lease, the initial term of this Lease (the "Initial Term") shall be for that period of years and months set forth in Basic Lease Information, as the same may be extended in accordance with any option or options to renew the Term granted in this Lease (as so renewed, the "Term"), and shall commence on the Commencement Date.  Upon request of either party, Landlord and Tenant shall reasonably and promptly agree upon the form of, and shall execute, a memorandum of the occurrence of the Commencement Date.  If permission is given to Tenant, in Landlord's sole discretion, to enter or occupy the Premises prior to the Commencement Date, such early entrance or occupancy shall be subject to all the terms of such permission and all the provisions of this Lease which could be reasonably and logically construed as applying thereto and Tenant shall not in any way interfere with or delay any work from being completed by Landlord or otherwise cause additional cost or expense to Landlord; provided, however, Tenant shall not be required to pay Base Rent for any period prior to the Commencement Date.

3.2           RENEWAL OPTION.

(a)           Tenant shall have the option (the "Renewal Option") to renew the Lease, exercisable only as to the entire Premises, for two (2) additional periods (each a "Renewal Period") of five (5) years each commencing upon the day immediately following the day on which the Term would otherwise expire, upon the same terms and conditions set forth in the Lease, as theretofore amended, except the following provisions shall not apply:  (i) the provisions of the Tenant Work Letter, if any (which shall no longer be executory); and (ii) Section 4.1 regarding Base Rent (which shall be determined as set forth below).  A Renewal Option may be validly exercised only by notice in writing received by Landlord not earlier than twelve (12) months, and not later than nine (9) months, prior to commencement of the Renewal Period in question.  If Tenant is in default under the Lease beyond notice and applicable cure period during the period commencing on the date of exercise of the Renewal Option and ending on the date of commencement of the Renewal Period, then the exercise of the Renewal Option shall be conclusively deemed invalid, and the Renewal Option (including the Renewal Option for the second Renewal Period if the Renewal Option is not properly exercised for the first Renewal Period) shall automatically terminate.  If Tenant does not exercise the Renewal Option in strict accordance with this Section, then the Renewal Option (including the Renewal Option for the second Renewal Period if the Renewal Option is not properly exercised for the first Renewal Period) shall automatically and irrevocably terminate.

(b)           Base Rent during each Renewal Period (the "Renewal Period Base Rent") shall be equal to the Fair Market Rental for the Premises occupied by Tenant.  The term "Fair Market Rental" for the purpose of this Lease, shall mean and refer to the rate being charged by Landlord and other landlords at the time of exercise of a Renewal Option for non-renewal, non-expansion, then-current, comparable non-sublease, non-encumbered, non-equity space ("Comparable Space") in the Building and in other first class institutional quality office buildings in the immediate area of the Building, and in the vicinity of Brea, California ("Comparable Buildings"), similarly improved or if not similarly improved, adjusted to take into account any difference between the terms and conditions of the Lease and the terms and conditions of the leases for the Comparable Space including without limitation the value of the improvements in place, available tenant improvement allowances, the floor level on which the premises are located, the length of the term, the extent of services to be provided to the premises, the date of lease execution and commencement, and any other material terms or conditions affecting the value thereof.

(c)           Within twenty (20) calendar days after exercise by Tenant of a Renewal Option, Landlord shall deliver a written notice (the "Renewal Period Rent Notice") to Tenant of Landlord's determination of the Fair Market Rental, and the amount of Renewal Period Base Rent.  Within ten days of delivery of the Renewal Period Rent Notice, Tenant shall deliver a written notice to Landlord stating whether Tenant agrees or does not agree with Landlord's determination of Fair Market Rental.  If Tenant agrees, then Base Rent during the Renewal Period in question shall be as set forth in the Renewal Period Rent Notice.  If Tenant does not agree, then Landlord and Tenant shall each, within thirty (30) calendar days after exercise by Tenant of the Renewal Option, each choose one reputable real estate appraiser that is active in the area of the Project (excluding employees of Landlord's Broker and Tenant's Broker) to act as its appraiser of the Fair Market Rental.  Each such appraiser shall be a member of the Appraisal Institute (or any successor association or body of comparable standing) and shall have been engaged in the appraisal of commercial real estate situated in the area of the Project for a period of not less than five (5) years immediately preceding his appointment.  If the two appraisers agree upon a Fair Market Rental within forty (40) calendar days after exercise by Tenant of the Renewal Option for the Renewal Period, then the Fair Market Rental shall be the amount so agreed.  If the two appraisers cannot agree upon a Fair Market Rental within such forty-day period, but the difference between their appraisals of Fair Market Rental at such time is less than 5% of the mathematical average of the two appraisals, then the Fair Market Rental for the Renewal Period shall be the mathematical average of the two appraisals.

(d)           If the two appraisers cannot agree upon a Fair Market Rental within such forty-day period, and the difference between the amounts of their appraisals of Fair Market Rental is more than 5% of the mathematical average of the two appraisals, then the two appraisers shall select a third appraiser within fifty (50) calendar days after exercise by Tenant of the Renewal Option.  If a third appraiser is not selected within such fifty-day period, then either Landlord or Tenant may apply to the American Arbitration Association for the appointment of a third appraiser meeting the qualifications required of a party's appraiser.  Both parties shall pay to the third appraiser, in advance, an amount equal to one-half of the appraisal fee of the third appraiser, as estimated by the third appraiser.  The third appraiser shall use his best judgment to determine his appraisal of the Fair Market Rental.  If a third appraiser is appointed pursuant to this Section, then the Fair Market Rental for the Renewal Period shall be an amount equal to the arithmetical average of the three appraisals of the three appraisers, with the amount of the appraisals of the party's appraisers being the amount immediately prior to the expiration of the forty-day period for agreement of the two appraisers.  Notwithstanding the foregoing, if the difference between a party's appraisal and the arithmetical average of the three appraisals is more than 10%, then such party's appraisal shall be disregarded, and the Fair Market Rental for the Renewal Period shall be an amount equal to the arithmetical average of the third appraiser's appraisal and any party's appraisal not so disregarded (or shall equal the third appraiser's appraisal if both party's appraisals are disregarded).  All costs and expenses of the third appraiser shall be paid or reimbursed by the party whose amount is furthest from the appraisal of Fair Market Rental determined by the third appraiser.

(e)           If the Renewal Period Base Rent shall not have been determined by commencement of the Renewal Period, then Tenant shall pay as Base Rent, the sum of Base Rent and Additional Rent for the twelve (12) month period immediately preceding the Renewal Period until such time as the Renewal Period Base Rent is determined by appraisal, whereupon Tenant shall pay any additional amount due to Landlord based upon such subsequent determination of Fair Market Rental (which determination shall be effective as of commencement of the Renewal Period).  If the Base Rent so paid by Tenant is higher than that determined by the appraisal process, then Landlord shall reimburse such difference to Tenant.

(f)           Notwithstanding anything herein to the contrary, Base Direct Costs for a Renewal Period shall be the Direct Costs for calendar year 2009.

(g)           There shall be no parking charges for the first Renewal Period.  Parking charges, if any, for the second Renewal Period shall be as determined by Landlord.

(h)           Notwithstanding anything herein to the contrary, in the event Tenant exercises the second Renewal Option, Landlord may, within twenty (20) calendar days after receipt of Tenant's written notice exercising such second Renewal Option, deliver written notice to Tenant to recapture the Premises for Landlord's own use.  Such election to recapture shall cancel and terminate Tenant's exercise of the second Renewal Option and this Lease shall expire on the then scheduled expiration date as if the second Renewal Option had not been exercised.

4.           BASE RENT; SECURITY DEPOSIT.

4.1           BASE RENT.  Tenant shall pay to Landlord as base rent ("Base Rent") for the Premises, without prior notice or demand, throughout the Initial Term, the amount(s) so specified in the Basic Lease Information applicable to the period(s) specified therein, in advance, in equal monthly installments, on or before the first day of each and every calendar month during the Term hereof.  If the Commencement Date is other than the first day of the calendar month, Base Rent and any other rent due under this Lease for the partial calendar month shall be a prorated portion of the initial Base Rent based upon the actual days elapsed in such period and the actual days in such calendar month.  Base Rent for any other period during the Term which is less than one (1) month shall be a prorated portion of the monthly amount due.  Rent and all other amounts due to Landlord shall be paid to Landlord, without deduction, offset or abatement, except as may otherwise be expressly set forth in this Lease, at Landlord's address as specified in the Basic Lease Information or to such other person or address as Landlord may from time to time designate in writing.  Landlord shall have the right to accept all rent and other payments, whether full or partial, and to negotiate checks in payment thereof without any waiver of rights, irrespective of any conditions to the contrary sought to be imposed by Tenant.  Rent hereunder shall be deemed paid to Landlord when good funds representing the rent are actually received and collected by Landlord, or its designee.  As additional consideration for Tenant's entry into this Lease, Landlord waives Base Rent for month 2 of the Initial Term; provided, however, such Base Rent shall become immediately due and payable upon a breach by Tenant under this Lease which breach is not cured within any applicable notice or grace period.

4.2           SECURITY DEPOSIT.

(a)           Concurrently herewith, Tenant shall pay to Landlord a security deposit in the amount set forth in Basic Lease Information.  Such security deposit, as it may be increased from time to time pursuant to the terms of this Lease, is referred to herein as the "Security Deposit".  If the Base Rent increases during the Renewal Period, Tenant shall, upon written request from Landlord, deposit additional monies with Landlord to be added to and become part of the Security Deposit so that at all times during the Renewal Period the Security Deposit shall equal Base Rent for the last month of the renewal period.  If Tenant desires to modify the permitted use of the Premises and Landlord has agreed to such modification, Landlord may, as a condition to providing its consent to such alteration, require that the Security Deposit be increased to the extent necessary, in Landlord's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result of such modification of a permitted use.

(b)           If Tenant defaults in the performance of any of the terms of this Lease (including, without limitation, the payment of Base Rent or Tenant's Share of Direct Costs), Landlord may use, apply or retain the whole or any part of the Security Deposit in the amount due under this Lease or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default (including, without limitation, any damages or deficiency in the re-letting of the Premises, whether accruing before or after summary proceedings or other re-entry by Landlord).  In the case of every such use, application or retention, Tenant shall, within ten (10) business days of demand, pay to Landlord a sum in cash equal to the amount so used, applied or retained which shall be thereafter become part of the Security Deposit.  If Tenant shall fully and punctually comply with all of the terms of this Lease, the Security Deposit shall be promptly returned to Tenant after this Lease shall have expired or terminated and Tenant shall have delivered exclusive possession of the Premises to Landlord.

4.3           CURRENT PREMISES.  Tenant currently leases space from Landlord at 955 West Imperial Highway, Brea, California 92821.  Tenant's obligation to pay base rent under its existing lease for such space shall terminate on the Commencement Date so long as Tenant has delivered possession of such other space to Landlord on or before the Commencement Date.

5.           ADDITIONAL RENT.

5.1           TENANT'S SHARE OF DIRECT COSTS.  If, in any calendar year during the Term of this Lease, the Direct Costs (as hereinafter defined) shall exceed the Base Direct Costs (as hereinafter defined), Tenant shall pay as additional rent, in addition to and at the time provided for payment of Base Rent, an amount equal to Tenant's Share of Direct Costs (as hereinafter defined); provided, however, in no event shall Tenant be obligated to pay additional rent on account of Tenant's Share of Direct Costs for any period prior to the first anniversary of the Commencement Date.

5.2           DEFINITIONS.

"Base Direct Costs" shall mean the Direct Costs for calendar year 2009.

"Direct Costs" for any calendar year shall mean the aggregate sum of the Operating Costs and the Tax Costs for such calendar year.

"Direct Costs Increase" for any calendar year shall be a sum equal to the Direct Costs for such calendar year minus the Base Direct Costs; provided that Direct Costs Increase shall never be less than $0.

"Operating Costs" for any calendar year shall mean the sum of the following:  any and all costs, expenses and disbursements paid or incurred by Landlord in connection with the management, operation, security, janitorial, maintenance and repair of the Project (as it may exist from time to time) including, but not limited to, salaries, wages, benefits and related costs for individuals actively engaged in the management of the Project; management fees, either as charged to Landlord by outside management companies or an amount not exceeding the amount typically charged by outside management companies if Landlord, or a member or affiliate of Landlord, manages the Project itself, together with the rental value of space occupied as the Project management office; charges for utilities and services (including any taxes thereon); the cost of insurance; the cost of cleaning and building supplies and materials; any amounts payable under any and all reciprocal easement agreements and covenants, conditions and restrictions (as same may be supplemented or amended from time to time); a reasonable allowance for depreciation (or amortization) determined in accordance with generally accepted accounting principles, consistently applied, with respect to machinery and equipment and all other capital expenditures and improvements; and costs relating to the financing of capital investment items (which, if internally financed, shall include interest at an annual rate reasonably determined by landlord).  If, during any calendar year (including, without limitation, any base year), the Building is less than ninety-five percent (95%) occupied, the Operating Costs shall be adjusted to reflect the Operating Costs of the Building as though ninety-five percent (95%) occupied.

"Tax Costs" for any calendar year shall mean the sum of the following:  any and all real property taxes (including, without limitation, real property tax increases pursuant to California Revenue & Taxation Code Section 60 et seq.), assessments (including, but not limited to, general and special assessments), charges, surcharges, license and other fees, levies, costs of improvement bonds, penalties (to the extent such penalties are not imposed as a result of Landlord's negligence), and any and all other taxes (other than income, sales, franchise and estate taxes of Landlord) on or relating to all or a portion of the Project (as it may exist from time to time) including, but not limited to, walkways, parking facilities, common areas, landscaped areas, fountains and art works or any legal or equitable interest of Landlord therein which may be imposed, levied, assessed or charged for any reason by any authority having the direct or indirect power to tax including, but not limited to, the United States or the state, county or city in which the Building is located or any other local governmental authority, agency, district or political subdivision thereof, together with personal property taxes, assessments, fees and charges (other than those paid by Tenant pursuant to Section 29) and fees of tax consultants and attorneys retained to seek a reduction, to contest or to act in some other manner in connection with any of the foregoing Tax Costs, together with any tax, assessment or other amount (including, without limitation, commercial rental taxes) imposed, levied or charged as a substitute for or a supplement to the foregoing.  Tax Costs for each tax year shall be prorated by Landlord in its reasonable discretion to determine the Tax Costs for the subject calendar year.

"Tenant's Share" shall mean a fraction, expressed as a percentage, (a) the numerator of which is the rentable square footage of the Premises and (b) the denominator of which is the rentable square footage of the Building.

"Tenant's Share of Direct Costs" for any calendar year shall be an amount equal to (a) the Tenant's Share multiplied by (b) the Direct Costs Increase.

5.3           DIRECT COSTS ESTIMATE.  Prior to the commencement of calendar year 2009 and each calendar year thereafter during the Term, Landlord shall furnish to Tenant a written statement or statements showing in reasonable detail Landlord's estimate of Tenant's Share of Direct Costs for the immediately succeeding calendar year (the "Direct Costs Estimate").  Commencing with the first payment of Base Rent in the immediately succeeding calendar year, and concurrently with the payment of Base Rent in each succeeding payment of Base Rent in such calendar year, Tenant shall make a payment to Landlord in respect of Tenant's Share of Direct Costs in an amount equal to 1/12th of the Direct Costs Estimate for such calendar year.  Neither Landlord's failure to deliver, nor the late delivery of, a Direct Costs Estimate shall constitute a default by Landlord hereunder or a waiver of Landlord's right to collect any estimated or actual Direct Costs.  If Landlord does not deliver a Direct Costs Estimate for a calendar year prior to the commencement of such calendar year, then Tenant shall make payments to Landlord in respect of Tenant's Share of Direct Costs in the amounts set forth in the then-most recent Direct Costs Estimate delivered by Landlord.  If Landlord determines that a Direct Costs Estimate previously delivered for any calendar year is or was inaccurate in any respect, then Landlord may, at any time prior to the expiration of such calendar year, deliver from time to time one or more additional Direct Costs Estimates, and Tenant shall thereafter adjust its payments in respect of Tenant's Share of Direct Costs so that Landlord will receive, prior to the end of such calendar year, an aggregate amount equal to the then-most recent Direct Costs Estimate delivered by Landlord.

5.4           DIRECT COSTS RECONCILIATION.  Within one hundred twenty (120) days following the end of each calendar year for which Landlord has delivered a Direct Costs Estimate, Landlord shall furnish to Tenant a written statement of reconciliation (the "Direct Costs Reconciliation") showing in reasonable detail Landlord's actual Direct Costs for such calendar year.  If the Direct Costs Reconciliation shows that an additional amount should have been paid by Tenant to Landlord in respect of Direct Costs, then Tenant shall pay such amount to Landlord within twenty (20) days after receipt of the Direct Costs Reconciliation.  If the Direct Costs Reconciliation shows that a lesser amount should have been paid by Tenant to Landlord in respect of Direct Costs, then such amount shall be credited against the next installment of Base Rent payable by Tenant or, if no further Base Rent is due hereunder, such amount shall be delivered to Tenant within thirty (30) days after delivery of the Direct Costs Reconciliation.  Landlord's failure to deliver the Direct Costs Reconciliation as provided herein shall not constitute a default by Landlord hereunder nor operate as a waiver of Landlord's right to collect any amounts in respect of Direct Costs.

5.5           AUDIT.  Tenant shall have the right, during normal business hours at the office of Landlord or its property manager, and on not less than three calendar days prior written notice to Landlord, to conduct a reasonable audit of any Direct Costs appearing on a Direct Costs Reconciliation, provided that such audit is conducted by a certified public accountant retained by Tenant (which accountant shall have previous experience in reviewing financial operating records of landlords of office buildings and shall be retained by Tenant on a non-contingency fee basis), commenced within 90 calendar days of receipt of such Direct Costs Reconciliation and is completed within 30 days after commencement.  If, as a result of such audit, Tenant establishes that Tenant's Share of Direct Costs charged and collected by Landlord exceeded by 105% the amount which Landlord should have charged and collected, then Landlord shall pay, or reimburse to Tenant, the reasonable costs incurred by Tenant in performing such audit and the excess shall be credited to Base Rent or delivered to Tenant pursuant to the next to last sentence of Section 5.4 above.

6.           RESTRICTIONS ON USE.  Tenant shall use the Premises only for the purposes specified in the Basic Lease Information.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, nor use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause or maintain or permit any nuisance in or about the Premises, nor shall Tenant cause or permit any hazardous or toxic waste, substance or material to be brought to the Premises or used, handled, stored or disposed of in or about the Premises.  Tenant shall not use the Premises or any part thereof as a modeling agency, counseling center, testing center, or messenger service.  Tenant shall not use the Premises or any part thereof for any laboratory, medical office or retail sales uses.

7.           COMPLIANCE WITH LAWS.  Tenant shall not use the Premises or permit anything to be done in or about the Premises which shall in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated.  Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Building in which the Premises are situated or any of its contents or cause a cancellation of said insurance or otherwise affect said insurance in any manner, and Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations and requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises.

8.           IMPROVEMENTS AND ALTERATIONS.  Without the prior written consent of Landlord, Tenant shall not make or permit to be made any alterations, additions or improvements in, on or to the Premises or the Project or any part thereof.  Tenant shall provide Landlord with at least ten (10) days prior notice of commencement of alterations, additions or improvements so that Landlord can post notices of nonresponsibility.  Notwithstanding any contrary provisions herein, Tenant shall not, in any event, make any alterations, additional or improvements which affect structural portions of the Building or Building systems or which are visible from the exterior of the Premises or which interfere with or disrupt other tenants in the Building or with any work then being carried out therein by Landlord or its contractors.  Any alterations, additions or improvements desired by Tenant shall be made at Tenant's sole cost and expense in compliance with Section 10 below and in accordance with plans and specifications, and pursuant to governmental permits, approved in advance by Landlord.  Any contractor selected by Tenant to make same must be bondable and licensed and be approved in advance by Landlord and must provide insurance coverage acceptable to Landlord (including, without limitation, a lien-free completion bond).  At Landlord's option, any alterations, additions or improvements desired by Tenant shall be made by Landlord (or its contractors) for Tenant's account, and Tenant shall pay the cost thereof to Landlord prior to Landlord's contracting for such work; provided, however, that the bid obtained by Landlord shall not exceed the lowest bona fide bid, from a contractor reasonably satisfactory to Landlord, theretofore obtained by Tenant and communicated to Landlord.  Upon completion of any alterations, additions or improvements, Tenant shall furnish to Landlord a set of "as built" plans and specifications therefor, and, within ten (10) days after completion, Tenant shall cause an appropriate notice of completion to be recorded in the Official Records of Orange County, California.  Tenant shall cause all such alterations, additions or improvements to be completed in good, workmanlike, diligent, prompt and expeditious manner in compliance with all applicable laws.  Landlord's approval of Tenant's plans and specifications shall not constitute a representation or warranty of Landlord as to the adequacy thereof or compliance thereof with applicable laws.  With respect to any alterations, conditions and/or improvements the cost of which exceeds Fifty Thousand Dollars ($50,000) in the aggregate, Tenant shall pay to Landlord a fee equal to five percent (5%) of the total cost of the subject work in excess of Fifty Thousand Dollars ($50,000) for reviewing Tenant's plans and specifications and Landlord's coordination, scheduling and review of the subject work, regardless of whether Landlord or Tenant contracts for such work.

9.           REPAIRS AND MAINTENANCE.

9.1           CONDITION OF PREMISES; TENANT OBLIGATION TO REPAIR.  By taking possession of the Premises, Tenant shall be deemed to accept the Premises as being in the condition in which Landlord is obligated to deliver them and otherwise in good order, condition and repair.  Subject to the provisions of Section 23 below and except for damage caused by Landlord or its agents, Tenant shall, at all times during the Term hereof and at Tenant's sole cost and expense, keep the Premises and every part thereof in good order, condition and repair.  Tenant hereby waives any and all rights under the benefits of subsection 1 of Section 1932, and Sections 1941 and 1942, of the Civil Code of California and any similar law, statute or ordinance now or hereafter in effect.  It is hereby understood and agreed that Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as specified in Section 23 below; and that no representations relating to the condition of the Premises, the Building or the Project have been made by Landlord (or any employee or agent thereof) to Tenant, except as may be expressly set forth in this Lease.

9.2           LANDLORD OBLIGATIONS.  Subject to the provisions of Section 9.1 above and Section 23 below, Landlord shall maintain the common areas, the foundation and structural portions of the Building (including the exterior walls, exterior roof, fire/life/safety systems, but excluding the windows), and the Building systems providing the services and utilities to be furnished by Landlord pursuant to Section 14.1 below, in reasonably good order and condition.

10.           LIENS.  Tenant shall keep the Project free from any liens arising out of any work performed, material furnished or obligations incurred by Tenant.  In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and at law or in equity, the right, but no obligation, to cause same to be released by such means as it shall deem proper including, but not limited to, payment of the claim giving rise to such lien.  All such sums paid by Landlord and all expenses incurred by it in connection therewith, including without limitation Landlord's attorneys' fees, shall be considered additional rent and shall be payable to it by Tenant on demand with interest at the Interest Rate (as defined below).  Landlord may require, at Landlord's sole option, that Tenant cause to be provided to Landlord, at Tenant's sole cost and expense, a performance and labor and materials payment bond acceptable to Landlord with respect to any improvements, additions or alterations to the Premises.  Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Project and any other party having an interest therein from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least five (5) business days' prior notice of commencement of any work on the Premises.

11.           ASSIGNING AND SUBLETTING.

11.1           NO ASSIGNMENT BY TENANT.  Tenant shall not assign, sublease or otherwise transfer, voluntarily, by operation of law or otherwise, any interest herein or in the Premises or any portion thereof, nor shall Tenant permit any transferee to further assign, sublease or otherwise transfer any such interest, without Landlord's prior written consent, which shall not be unreasonably withheld.  For purposes of this Section 11.1, the term "transfer" shall include, without limitation, entering into any license or concession agreement or otherwise permitting any third party other than Tenant and Tenant's employees, contractors, invitees and guests to occupy or use the Premises or any portion thereof.  In determining whether to grant such consent, Landlord may consider various factors including, without limitation, the following:  (a) business criteria relating to the proposed transferee's background, experience, reputation, general operating ability and ability to perform Lease obligations, and potential for succeeding in its business, (b) financial criteria relating to the proposed transferee's financial responsibility, credit rating and capitalization, (c) the identity and personal characteristics of the proposed transferee and its invitees and guests, (d) whether the proposed use by the transferee is a Permitted Use under this Lease, and (e) the density of the proposed use such as the number of employees and visitors and the burden caused thereby on the Building.  Without limiting the generality of the foregoing, Landlord hereby reserves the right to condition any such consent upon Landlord's determination that (i) the proposed transferee is at least as financially and morally responsible as Tenant then is, or was upon the execution hereof, whichever is greater, and (ii) the proposed transferee shall use the Premises in compliance with the uses permitted in Section 6 above.  Notwithstanding any provision in this Lease to the contrary, Tenant shall not enter into any proposed assignment, sublease or other transfer of any interest herein or in the Premises which would result in (A) detraction from the first-class character or image of the Building or diminution in the value thereof, (B) the Premises being occupied by more than three (3) tenants, or (C) a breach by Landlord of any then existing exclusive right in favor of any other tenant of the Building, any loan obligation or agreement, any covenants, conditions and restrictions of record, or any insurance policy.  Hypothecation and encumbering of any of Tenant's interest herein is prohibited.  Tenant shall submit the following information with a written request for Landlord's consent to any assignment, sublease or transfer: (i) all transfer and related documents, (ii) financial statements, (iii) business, credit and personal references and history, and (iv) such other information as Landlord may reasonably request relating to the proposed transfer and the parties involved therein.  Any assignment, sublease or transfer which does not comply with the provisions of this Section 11.1 shall be voidable at the option of Landlord and shall constitute a breach of and default under this Lease by Tenant.  Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed transferee claims that Landlord has unreasonably withheld or delayed its consent or otherwise has breached or acted unreasonably under this Section 11, their sole remedies shall be a suit for declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed transferee.

11.2           EXCESS PAYABLE TO LANDLORD.  With respect to any assignment, sublease or other transfer of any interest herein or in the Premises, Tenant shall, notwithstanding any contrary provision herein, pay to Landlord, within thirty (30) days of Tenant's receipt thereof, one-half (1/2) of the amount by which all rental and other payments (whether paid in installments, as lump sums, or otherwise) relating to the space in question received by Tenant exceed the Base Rent, Tenant's Share of Direct Costs and other amounts payable pursuant to this Lease for the subject period with respect to such space (with the rental and other amounts payable by Tenant for the Premises allocated on the basis of rentable area).  Amounts payable under this Section by Tenant to Landlord shall be calculated after deducting the reasonable expenses incurred by Tenant for any brokerage commissions in connection with the assignment, sublease or transfer.  The provisions of this Section shall apply regardless of whether such assignment, sublease or other transfer is made in compliance with the provisions of this Lease.  Any payments made to Landlord pursuant to this Section shall not cure any default under this Lease arising from such assignment, sublease or transfer.  Tenant shall not artificially structure any sublease, assignment or other transfer in order to reduce the amount payable to Landlord under this Section, nor shall Tenant take any other steps for the purpose of circumventing its obligation to pay amounts to Landlord under this Section; in the event that Tenant does same, the amount payable to Landlord under this Section shall be the amount that would have been payable to Landlord had same not occurred.  Landlord may condition its consent to any assignment, sublease or transfer upon Tenant's compliance with the immediately preceding sentence.

11.3           COSTS OF PROCESSING ASSIGNMENT.  Whether or not Landlord consents to any proposed assignment, sublease or other transfer, Tenant shall pay Landlord's reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers', and consultants' fees) incurred by Landlord, within thirty (30) days after written request by Landlord, in an amount not to exceed One Thousand Dollars ($1,000) in the aggregate, for any such assignment, sublease or other transfer in the ordinary course of business (for purposes hereof, an assignment, sublease, or other transfer shall be deemed not to be in the "ordinary course of business" if Landlord is required to review documentation related to such assignment, sublease, or other transfer on more than two (2) separate occasions).

11.4           NO RELEASE, NO WAIVER.  No assignment, sublease or other transfer, even with the consent of Landlord, shall result in Tenant's being released from any of its obligations hereunder.  Landlord's consent to any one transfer shall apply only to the specific transaction thereby authorized and such consent shall not be construed as a waiver of the duty of Tenant or any transferee to obtain Landlord's consent to any other or subsequent transfer or as modifying or limiting Landlord's rights hereunder in any way.  Upon any assignment hereof, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed hereunder.  Landlord's acceptance of rent directly from any assignee, subtenant or any other transferee shall not be construed as Landlord's consent thereto nor Landlord's agreement to accept the attornment of any subtenant in the event of any termination of this Lease.  In no event shall Landlord's enforcement of any provision of this Lease against any transferee be deemed a waiver of Landlord's right to enforce any Term of this Lease against Tenant or any other person.  If Tenant's obligation's hereunder have been guaranteed, Landlord's consent to any assignment, sublease or other transfer shall not be effective unless the guarantor also consents to such transaction.

11.5           TRANSFERS DEEMED ASSIGNMENTS.  If Tenant is a corporation, an unincorporated association, partnership, or other form of entity, any cumulative transfer, assignment or hypothecation of any stock or interest in such entity greater than forty-nine percent (49%) thereof, or any cumulative transfer, assignment or hypothecation (other than in the ordinary course of business) of any assets of such corporation, association or partnership greater than forty-nine percent (49%) thereof, shall be deemed an assignment within the meaning and provisions of this Section and shall be subject to the provisions hereof.

11.6           PERMITTED ASSIGNMENTS.  Notwithstanding anything in this Section 11 to the contrary, but subject to the provisions of Section 11.7, Landlord's prior written consent shall not be required, for any assignment (including without limitation a deemed assignment pursuant to Section 11.5 hereof) resulting from any of the following:

(a)           any change in ownership of Tenant resulting from an initial public offering by Tenant of its capital stock, or

(b)           any assignment or deemed assignment of this Lease to any of the following: (i) an entity which prior to the transactions contemplated thereby controlled, was controlled by or was under common control with Tenant; (ii) an entity which is the successor by merger of Tenant, or (iii) an entity which purchases of all or substantially all of Tenant's assets, or

(c)           any assignment of this Lease to any successor to substantially all of the Tenant's business and assets, including any transfer by merger, consolidation, conversion of Tenant to another entity, by operation of law, liquidation or otherwise, so long as the financial capability of such successor is equal to or greater than that of Tenant as of the date of this Lease, provided that after such assignment or transfer the operation of the business conducted in the Premises shall be for the purposes permitted by this Lease.  Tenant shall provide Landlord written notice of such assignment, sublease or transfer at least ten (10) days prior thereto together with supporting documentation.  For purposes of this Section 11.6, the term "control" means owning directly or indirectly fifty percent (50%) or more of the beneficial interest in such entity, or having the direct or indirect power to control the management policies of such person or entity, whether through ownership, by contract or otherwise.  Tenant shall inform Landlord in writing within thirty (30) days of any assignment or other transfer referred to in this Section 11.6.

11.7           NOTICE OF PERMITTED ASSIGNMENT.  Any transferee approved by Landlord or for which Landlord's consent is not required, shall, on or prior to the effective date of the transfer deliver to Landlord a written assignment and assumption, duly executed by the transferor and transferee, pursuant to which such transferee assumes all of the terms, covenants, conditions, obligations, duties and agreements of Tenant hereunder, in form and substance satisfactory to Landlord.  Any failure or refusal of such transferee to execute or deliver such assignment and assumption shall constitute a default under this Lease but shall not release or discharge such transferee from liability hereunder.

11.8           [INTENTIONALLY DELETED].

12.           WAIVER; INDEMNITY.

12.1           TENANT WAIVER.  Notwithstanding any contrary provision herein, and except to the extent arising from the negligence or willful misconduct of Landlord and/or its duly authorized agent, Landlord and/or its agent shall not be liable to Tenant and Tenant hereby waives all claims against Landlord and Landlord's Agents for any injury or damage to any person or property or any other loss (including, but not limited to, injury to Tenant's business or any loss of income therefrom) of Tenant, Tenant's employees, invitees or any other person in or about the Premises, the Building or the Project by or from any cause whatsoever, and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or any other portion of the Premises, the Building or the Project, or by gas, fire, oil, electricity, wires, appliances, plumbing, or air conditioning or by any interruption of utilities or services, or by any tenant, occupant or other person, or by any other cause whatsoever in, on or about the Premises, the Building or the Project.  Notwithstanding any contrary provisions in this Lease, Landlord and/or its agent shall in no event be liable for consequential damages hereunder.

12.2           INDEMNITY BY TENANT.  Except to the extent arising from the gross negligence or willful misconduct of Landlord, Tenant shall indemnify, protect, and defend Landlord and hold Landlord harmless from or against any and all claims, demands, losses, damages, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees) arising from the use or enjoyment of the Project, from the conduct of its business, from any act or omission, work or thing done, permitted or suffered by Tenant (or any officer, employee, agent, contractor, representative, licensee, guest, invitee or visitor thereof) in or about the Project, or from any default under this Lease by Tenant.  If any action or proceeding is brought against Landlord by reason of any such matter for which Tenant is responsible, as described in the preceding sentence, Tenant shall, upon Landlord's request, defend same at Tenant's expense by counsel satisfactory to Landlord.  Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage of property of Tenant or injury to persons in or about the Premises from any cause, except to the extent arising from the gross negligence or willful misconduct of Landlord, and Tenant hereby waives all claims in respect thereof against Landlord and Landlord's Agents.  The provisions of this Section 12 shall survive the expiration or termination of this Lease with respect to any claims or liability arising from events occurring prior to such expiration or termination.

12.3           LANDLORD'S INDEMNIFICATION OF TENANT.  Because Landlord is required to maintain insurance pursuant to Section 13.2 below and Tenant compensates Landlord for such insurance as part of Tenant's Share of Direct Costs and because of the waivers of subrogation in Section 13.3, Landlord shall, with counsel reasonably acceptable to Tenant (provided, counsel employed by Landlord's insurer shall be deemed acceptable), indemnify, defend, and hold harmless Tenant from and against all claims for damages to property outside the Premises to the extent that such claims are covered by such insurance (or would have been covered if Landlord had carried the insurance required under this Lease), even if resulting from the negligent acts or omissions, of Tenant.  In addition, Landlord shall with counsel reasonably acceptable to Tenant, indemnify, defend and hold harmless Tenant from and against all claims resulting from the negligent acts, omissions, willful misconduct of Landlord in connection with Landlord's activities in, on, or about the Project or Building, except to the extent that such claim is for damage to the Tenant Improvements (as defined in the Tenant Work Letter) and Tenant's personal property, fixtures, furniture, and equipment in the Premises and is covered by insurance that Tenant is required to obtain under this Lease (or would have been covered had Tenant carried the insurance required under this Lease).

12.4           LANDLORD NOT RESPONSIBLE.  The Landlord shall not be responsible at any time or in any event for any latent defect, deterioration or change in the condition of the Premises, nor for damage to the same or to any property contained therein, nor for injury to persons whether caused by any overflow or leakage or obstruction of soil pipes, nor for damage, loss or injury from any other source, nor for loss of property by theft or otherwise, nor for consequential or special damages therefrom.

13.           INSURANCE.

13.1           TENANT INSURANCE REQUIREMENTS.  From and after the date of delivery of possession of the Premises from Landlord to Tenant and throughout the Term hereof, Tenant shall carry and maintain, at its own expense, the following types, amounts and forms of insurance:

13.1.1  GENERAL LIABILITY INSURANCE.  Tenant shall secure and maintain a policy of commercial general liability insurance with a combined single limit of Two Million Dollars ($2,000,000.00) per occurrence in the name of Tenant (with Landlord and, if requested by Landlord, any managing agents, mortgagee, trust deed holder, ground lessor or secured party with an interest in this Lease, the Building or the Project named as additional insured).  Such policy shall specifically include, without limitation, bodily and personal injury, broad form property damage, liquor liability (if alcoholic beverages shall be sold or served, with a license being required therefor, in or on the Premises), and contractual liability coverage, the last of which shall cover the insuring provisions of this Lease.  Such policy shall provide coverage on an occurrence basis.  The amount of such insurance required hereunder shall be subject to adjustment from time to time as reasonably requested by Landlord or Landlord's lender provided that the amount shall not exceed such amounts carried by comparable projects in the Brea  market.

13.1.2  PROPERTY INSURANCE.  Tenant shall secure and maintain a policy or policies of property insurance in the name of Tenant (with Landlord and, if requested by Landlord, any managing agents, mortgagee, trust deed holder, ground lessor or secured party with an interest in this Lease, the Building or the Project named as additional insured) covering any property of Tenant at the Premises and providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all risk) and sprinkler leakage, in an amount equal to at least one hundred percent (100%) of the replacement cost thereof from time to time (including, without limitation, cost of debris removal), with an agreed amount endorsement, and providing protection against loss of income and extra expense.  Any proceeds from such insurance shall be used for the repair or replacement of Tenant’s property damaged or destroyed.

13.1.3  WORKERS' COMPENSATION INSURANCE.  Tenant shall secure and maintain a policy or policies of workers' compensation and employers' liability insurance in compliance with all applicable laws.

13.1.4  POLICY REQUIREMENTS.  All of the policies required to be obtained by Tenant pursuant to the provisions of this Section 13.1 shall be issued by companies licensed to do business in California and shall be in form and content reasonably acceptable to Landlord.  Without limiting the generality of the foregoing, any deductible amounts under said policies shall be subject to Landlord's approval; provided, however, Landlord hereby approves a deductible of Ten Thousand Dollars ($10,000) or less.  Claims made insurance is not acceptable for purposes of complying with this paragraph 13.1.  In addition, all insurance policies requested to be obtained by Tenant hereunder shall contain, an endorsement naming Landlord as an additional insured (except for any workers compensation policy).  Tenant shall, prior to delivery of the Premises by Landlord to Tenant, provide Landlord with copies of and certificates for all insurance policies.  All insurance policies shall contain an endorsement providing that they may not be altered or canceled until after thirty (30) days' written notice to Landlord and to any other additional insureds thereunder.  Tenant shall, at least thirty (30) days prior to the expiration of any of such policies, furnish Landlord with a renewal or binder therefor.  Tenant may carry insurance under a so-called "blanket" policy, provided that such policy provides that the amount of insurance required hereunder shall not be prejudiced by other losses covered thereby.  All insurance policies carried by Tenant shall be primary with respect to, and non-contributory with and in excess of, any other insurance available to Landlord.  Such policies shall provide that the interests of Landlord and any other additional insureds designated by Landlord shall not be invalidated due to any breach or violation of any warranties, representations or declarations contained in such policies or the applications therefor.  If Tenant fails to carry any insurance policy required hereunder or to furnish copies thereof and certificates therefore pursuant hereto, Landlord may, but shall not be required to and without limiting Landlord in the exercise of any other right or remedy, obtain such insurance, and Tenant shall reimburse Landlord for the costs thereof with the next monthly rental payments due hereunder.

13.2           LANDLORD INSURANCE REQUIREMENTS.  During the Term of this Lease, Landlord shall keep and maintain property insurance for the Project in such amounts, and with such coverages, and Landlord shall keep and maintain such other insurance, including without limitation rental loss insurance covering rents and other proceeds to be paid to Landlord hereunder for a period of up to one (1) year (and Landlord represents and warrants that it will carry such rental loss insurance in such amounts) as Landlord may reasonably determine or as any lienholder may require.  Tenant acknowledges that it shall not be a named insured in such policies and that it has no right to receive any proceeds from any such insurance policies carried by Landlord.  Notwithstanding any contrary provision herein, Landlord shall not be required to carry insurance covering the property described in Section 13.1.2 above (except for Tenant Improvements) or covering perils of flood, earthquake or terrorism.

13.3           WAIVER OF SUBROGATION.  Tenant and Landlord each hereby waive any and all rights of recovery for loss or damage against the other, including the officers, directors, individual partners, employees, agents, representatives or principals of the other, to the extent that such loss or damage is insured against under any valid and collectible insurance in force at the time of such loss or damage.  Tenant's and Landlord’s insurance policies required under this Lease shall contain an endorsement whereby Tenant's or Landlord’s insurer thereunder, as applicable, waives all of its rights of subrogation with respect to the parties to this Lease.

13.4           INCREASES IN PREMIUMS CAUSED BY TENANT.  Tenant shall pay increases in insurance premiums relating to property in the Project to the extent that any such increase is specified by the insurance carrier as being caused by Tenant's acts or omissions or use or occupancy of the Premises.

14.           SERVICES AND UTILITIES.

14.1           LANDLORD PROVIDED SERVICES AND UTILITIES; HOURS.  Subject to the provisions contained elsewhere herein and to the rules and regulations of the Building, Landlord shall cause to be furnished to the Premises water and electricity, and heating, ventilation and air conditioning, required in Landlord's judgment for the comfortable use and occupation of the Premises (but not in excess of such utilities and services which are customarily furnished in comparable office buildings in the immediate market area), during the business hours of the Building, which shall be 7:00 A.M. to 9:00 P.M., Monday through Friday, and 9:00 A.M. to 6:00 P.M., Saturday, except for New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas and other nationally-recognized holidays determined by Landlord from time to time ("Building Business Hours").

14.2           AFTER HOURS SERVICES AND UTILITIES; TENANT RESPONSIBILITY.  If Tenant requires heating, ventilating, or air conditioning ("HVAC")at times other than Building Premises Hours, the cost to Tenant shall be $60 per hour which cost is subject to increase based on increases in Landlord's costs (direct and indirect); provided, however, in no event shall Tenant be charged more than $250.00 per calendar day for HVAC at times other than Building Business Hours.  This cost shall be billed and paid monthly. The system by which after-hours HVAC will be activated (e.g., passcode, cardkey system, etc.) will be provided by Landlord.

14.3           TENANT COMPLIANCE WITH LANDLORD REQUIREMENTS.  Tenant shall keep and cause to be kept closed all window coverings when necessary because of the sun's position, and Tenant also shall at all times cooperate fully with Landlord and abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system.

14.4           EXCESS COSTS BORNE BY TENANT.  If any heat-generating machine, excess lighting or equipment in the Premises affect the temperature otherwise maintained by the air conditioning system, Landlord may install supplementary air conditioning units in the Premises, and the cost thereof (including, but not limited to, the cost of installation, operation and maintenance thereof) shall be paid by Tenant to Landlord upon demand by Landlord.  Notwithstanding the preceding sentence, Tenant shall not, without the prior written consent of Landlord, use in the Premises any apparatus, device, machine or equipment using excess lighting, electricity or water; nor shall Tenant connect any apparatus or device to sources of electrical current or water except through existing electrical outlets or water pipes in the Premises.  If Tenant shall require excess electricity, or water or any other resource in excess of that customarily supplied for use of similar premises as general office space, Tenant shall first request the consent of Landlord and obtain, at Tenant's sole cost and expense, any additional consent required from governmental authorities.  In the event that Landlord gives its consent, and any such additional consent is obtained, Landlord may cause a separate metering device to be installed in the Premises so as to measure the amount of the resource consumed within the Premises.  The cost of any such separate metering device including, but not limited to, the cost of installation, maintenance and repair thereof shall be paid by Tenant.  Tenant shall promptly pay the cost of all excess resources consumed within the Premises, together with any additional administrative expense incurred by Landlord in connection therewith.

14.5           NORMAL ELECTRICITY SERVICES.  Landlord shall provide electricity for normal office purposes, including, but not limited to, duplicating, computers, mini-computers, terminals, telecopy machines, telexes, communications and audio-visual equipment, vending machines and kitchen equipment.  Water, electricity and other utilities described herein shall be made available to the Premises.

14.6           LANDLORD NOT RESPONSIBLE FOR INTERRUPTION OF SERVICES.  Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from any interruption of utilities or services caused by (i) the installation or repair of any equipment in connection with the furnishing of utilities or services, (ii) acts of God or the elements, labor disturbances of any character, any other accidents or any other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or the Project, or (iii) the limitation, curtailment, rationing or restriction imposed by any governmental agency or service or utility supplier on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Project.  Furthermore, Landlord shall be entitled, without any obligation or compensation to Tenant, to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or service or utility suppliers in reducing the consumption of energy or other resources; if Landlord shall so cooperate, Tenant shall also reasonably cooperate therewith.

14.7           TENANT PAYMENTS AS ADDITIONAL RENT.  Any sums payable under this Section 14 shall be considered additional rent and may be added to any installment of rent thereafter becoming due, and Landlord shall have the same remedies for a default in payment of such sums as for a default in the payment of rent.

15.           TENANT CERTIFICATE.  Within ten (10) days after delivery of the Premises to Tenant and thereafter within ten (10) days after any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a certificate (the "Certificate") substantially in the form attached hereto as Exhibit B and hereby made a part hereof, together with such financial information relating to Tenant or any guarantor as Landlord or any prospective purchaser or lender may reasonably request.  Landlord shall have the right to amend or otherwise supplement the certificate to include such other information and provisions as may be requested by any existing or prospective lender or by any prospective purchaser.  Any failure by Tenant to so execute and deliver the Certificate shall, at Landlord's election, constitute a certification by Tenant that the statements which may be included in the certificate (as same may have been so amended or supplemented) are true and correct, except as Landlord shall otherwise indicate and shall constitute a default hereunder.  Landlord and Tenant intend that the Certificate may be relied upon by any existing or prospective lender or by any prospective purchaser.

16.           HOLDING OVER.  If Tenant, with Landlord's written consent, remains in possession of all or any portion of the Premises after the expiration or sooner termination of the Term hereof, such holding over shall be deemed to constitute a tenancy from month to month only, upon such terms and conditions hereof as could be reasonably and logically construed as applying thereto; provided, however, that during such holding over, Base Rent shall be one hundred twenty-five percent (125%) of the Base Rent in effect immediately prior to such expiration or termination, and any and all options and rights of first refusal or other preferential rights of Tenant shall be deemed to have lapsed and to be of no further force or effect.  Landlord may terminate such tenancy from month to month, by giving to Tenant at least thirty (30) days' written notice thereof at any time.  Acceptance by Landlord of any rent after such expiration or termination shall not be deemed to constitute Landlord's consent to such holding over.

17.           SUBORDINATION; REQUIREMENTS OF LENDERS.

17.1           SUBORDINATION  LANDLORD HEREBY REPRESENTS AND WARRANTS TO TENANT THAT THE PREMISES, BUILDING AND PROJECT ARE NOT, AS OF THE DATE OF THIS LEASE, SUBJECT TO ANY DEED OF TRUST, MORTGAGE OR OTHER INSTRUMENT SECURING THE PAYMENT OF MONEY OR A GROUND LEASE.  Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may hereafter be executed affecting all or any portion of the Project, and (b) the lien of any mortgage or deed of trust which may hereafter be executed affecting all or any portion of the Project, provided that such ground lease, underlying lease, mortgage or deed of trust is approved by the mortgagee under a first deed of trust, as the case may be, encumbering the Building.  Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease.  In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a deed in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding the subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of and on terms acceptable to such successor in interest.  Subject to delivery to Tenant of a commercially reasonable form of nondisturbance agreement, Tenant covenants and agrees to execute and deliver, upon demand by Landlord or any lienholder or successor in interest, and in the form requested thereby, any additional documents evidencing the priority of subordination of this Lease and the attornment of Tenant with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust.  Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such documents in the name and on behalf of Tenant if Tenant fails to do same pursuant to the foregoing.  If any ground lease, underlying lease, mortgage or deed of trust encumbers the Premises on the Commencement Date, then Landlord shall use commercially reasonable efforts to obtain from the lessor, mortgagee or beneficiary thereof a non-disturbance agreement in commercially reasonable form.

17.2           REQUIREMENTS OF LENDERS.  If, in connection with the obtainment of financing for the Project or any portion thereof, the lender requests reasonable modifications hereto as a condition to the furnishing of such financing, Tenant shall not unreasonably withhold or delay its consent thereto, provided that such modifications do not materially increase the obligations of Tenant hereunder or materially adversely affect Tenant's rights hereunder.

18.           RULES AND REGULATIONS.  Tenant shall observe and comply with the rules and regulations set forth in Exhibit D attached hereto and hereby made a part hereof and any and all reasonable modifications thereof and additions thereto from time to time established by Landlord.  In the event of any conflict between said rules and regulations and the other provisions hereof, the latter shall control.  Such rules and regulations shall be applied by Landlord in a reasonably uniform manner to all Tenants of the Building and the Project.

19.           ACCESS BY LANDLORD.  Landlord reserves, and Landlord (and its agents, contractors and employees) shall at reasonable times have, the right to enter the Premises to inspect same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to any prospective purchaser, beneficiary, mortgagee or tenant, to post notices of nonresponsibility, and to make any alteration, improvement or repair to the Premises or any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed provided that entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably.  Tenant hereby waives any claims for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.  For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenants' vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of such means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.  Landlord shall also have the right at any time, without same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building.

20.           DEFAULT BY TENANT.  The occurrence of any of the following shall constitute a breach of and default under this Lease by Tenant:

20.1           FAILURE TO PAY RENT.  Failure by Tenant to pay any amount (including, without limitation, monthly installments of Base Rent and Additional Rent) when and as same becomes payable in accordance with the provisions of this Lease, and the continuation of such failure for a period of five (5) days after receipt of written notice from Landlord to Tenant specifying the nature of such failure.

20.2           FAILURE TO PERFORM.  Failure by Tenant in the due, prompt and complete performance or observance of any other express or implied covenant, agreement or obligation of Tenant contained in this Lease, and the continuation of such failure for a period of thirty (30) days after written notice from Landlord to Tenant specifying the nature of such failure; provided, however, that if any such failure not involving a hazardous condition cannot reasonably be cured within such period, Tenant shall not be deemed to be in default hereunder if Tenant promptly commences such cure within such period and thereafter diligently pursues such cure to completion within a reasonable time.

20.3           ABANDONMENT.  Tenant's vacating or abandoning of the Premises together with non-payment of Rent.

20.4           FALSE STATEMENTS.  Any financial statement or any representation given to Landlord by Tenant, or any assignee, sublessee or successor of Tenant or any guarantor of this Lease, proves to be materially false or misleading.

20.5           INSOLVENCY.  The insolvency of Tenant, the making by Tenant of any assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy, insolvency or creditors' rights in general (unless in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of all or a substantial part of Tenant's assets or of Tenant's interest under this Lease where such seizure is not discharged within thirty (30) days.  The occurrence of any of the acts or events referred to in this subsection with respect to any guarantor of this Lease, if any, shall also constitute a default hereunder.

20.6           ATTACHMENT, SEIZURE.  The attachment, execution or other judicial seizure of a substantial portion of Tenant's assets or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

The notices referred to in Section 20.1 or Section 20.2 above shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure.

21.           REMEDIES OF LANDLORD.

21.1           TERMINATION BY LANDLORD.  In the event of Tenant's breach of or default under this Lease as provided in Section 20 above, Landlord, at Landlord's option, and without limiting Landlord in the exercise of any other right or remedy Landlord may have on account of such default, and without any further demand or notice, may terminate this Lease and/or, to the extent permitted by law, remove all persons and property from the Premises, which property shall be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant.

21.2           LANDLORD RIGHTS UPON TERMINATION.  If Landlord elects to terminate this Lease as provided in Section 21.1 above, Landlord shall be entitled to recover from Tenant the aggregate of:

21.2.1  WORTH OF UNPAID RENT.  The worth at the time of award of the unpaid rent and charges equivalent to rent earned as of the date of the termination hereof;

21.2.2  EXCESS OF UNPAID RENT UNTIL AWARD.  The worth at the time of award of the amount by which the unpaid rent and charges equivalent to rent which would have been earned after the date of termination hereof until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

21.2.3  EXCESS OF UNPAID RENT AFTER AWARD.  The worth at the time of award of the amount by which the unpaid rent and charges equivalent to rent for the balance of the Term hereof after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

21.2.4  OTHER DETRIMENTS.  Any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom; and

21.2.5  OTHER AMOUNTS.  Any other amount which Landlord may hereafter be permitted to recover from Tenant to compensate Landlord for the detriment caused by Tenant's default.

21.2.6  TIME OF AWARD.  For the purpose of this Section, the "time of award" shall mean the date upon which the judgment in any action brought by Landlord against Tenant by reason of such default is entered or such earlier date as the court may determine; the "worth at the time of award" of the amounts referred to in Section 21.2.1 and Section 21.2.2 shall be computed by allowing interest at the Interest Rate, but not less than the legal rate; and the "worth at the time of award" of the amount referred to in Section 21.2.3 shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%) per annum.  Tenant agrees that such charges shall be recoverable by Landlord under California Code of Civil Procedure Section 1174(b) or any similar, successor or related provision or law.  Further, Tenant hereby waives the provisions of California Code of Civil Procedure Section 1174(c) and California Civil Code Section 1951.7 or any other similar, successor or related provision of law providing for Tenant's right to satisfy any judgment in order to prevent a forfeiture of this Lease or requiring Landlord to deliver written notice to Tenant of any reletting of the Premises.

21.3           INDEMNIFICATION.  Nothing in this Section 21, and no termination pursuant to any other provision of this Lease, shall be deemed to affect Landlord's right to indemnification for liability or liabilities arising prior to the termination of this Lease under the indemnification clause or clauses contained in this Lease.

21.4           TERMINATION OF RIGHT OF POSSESSION.  Notwithstanding anything to the contrary set forth herein, Landlord's reentry to perform acts of maintenance or preservation of, or in connection with efforts to relet, the Premises, or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Landlord's interest under this Lease shall not terminate Tenant's right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and Landlord may pursue all its remedies hereunder including, without limitation, the right to recover from Tenant as they become due hereunder all rent and other charges required to be paid by Tenant under the terms of this Lease.

21.5           RIGHT TO SUE FOR RENT AS IT BECOMES DUE.  In the event of any default by Tenant as set forth above, then in addition to any other remedies available to Landlord at law or in equity or under this Lease, Landlord shall have the right to bring an action or actions from time to time against Tenant, in any court of competent jurisdiction, for all rental and other sums due or becoming due under this Lease, including all damages and costs proximately caused thereby, notwithstanding Tenant's abandonment or vacation of the Premises or other acts of Tenant, as permitted by Section 1951.4 of the California Civil Code or any successor, related or similar provision of law.  Such remedy may be exercised by Landlord without prejudice to its right to thereafter terminate this Lease in accordance with the other provisions contained in this Section 21.

21.6           RENT.  The terms "rent" and "rental," as used in this Section 21 and in any and all other provisions of this Lease, shall mean Base Rent, Additional Rent and any and all other amounts payable by Tenant pursuant to the provisions of this Lease.

21.7           ABANDONMENT BY TENANT.  In the event of Tenant's abandonment of the Premises or if Landlord shall elect to reenter or shall take possession of the Premises pursuant to any legal proceeding or pursuant to any notice provided by law, and until Landlord elects to terminate this Lease, Landlord may, from time to time, without terminating this Lease, recover all rental as it becomes due under this Lease above and/or relet the Premises or any part thereof for the account of and on behalf of Tenant, on any terms, for any term (whether or not longer than the Term of this Lease) and at any rental as Landlord in its reasonable discretion may deem advisable, and Landlord may make any alterations and repairs to the Premises in connection therewith.  Tenant hereby irrevocably constitutes and appoints Landlord as its special attorney-in-fact, irrevocable and coupled with an interest, for purposes of reletting the Premises pursuant to the immediately preceding sentence.  In the event that Landlord shall elect to so relet the Premises on behalf of Tenant, then rentals received by Landlord from such reletting shall be applied:

21.7.1  EXPENSES OF RELETTING.  First, to reimburse Landlord for the reasonable costs and expenses of such reletting (including, without limitation, costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, and, if Landlord shall maintain and operate the Premises, the costs thereof) and necessary or reasonable alterations.

21.7.2  PAYMENT OF INDEBTEDNESS.  Second, to the payment of any indebtedness of Tenant to Landlord other than Base Rent, Additional Rent and other sums due and unpaid hereunder.

21.7.3  PAYMENT OF RENT.  Third, to the payment of rent, Base Rent, Additional Rent and other sums due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable.

21.7.4  PAYMENT OF DEFICIENCY.  Should the rentals received from such reletting, when applied in the manner and order indicated above, at any time be less than the total amount owing from Tenant pursuant to this Lease, then Tenant shall pay such deficiency to Landlord, and if Tenant does not pay such deficiency within five (5) days of its receipt of written notice, Landlord may bring an action against Tenant for recovery of such deficiency or pursue its other remedies hereunder or under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related provision of law.

21.8           LANDLORD RIGHTS CUMULATIVE.  All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord at law or in equity.  The exercise of any one or more of such rights or remedies shall not impair Landlord's right to exercise any other right or remedy including, without limitation, any and all rights and remedies of Landlord under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related provision of law.  In addition, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue Lease in effect after Lessee's breach and abandonment and recover rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations).

21.9           ASSIGNMENT OF SUBLEASE RENTS.  Tenant hereby assigns and transfers to Landlord all of Tenant's interest in all rent and income arising from any sublease heretofore or hereafter made, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until Tenant shall be in default hereunder, Tenant may receive, collect and enjoy the rent and income accruing under such sublease.  Landlord shall not, by reason of this or any other assignment, nor by reason of the collection of rent or income from a sublessee, be deemed liable to such sublessee for any failure of Tenant to perform and comply with any of Tenant's obligations under such sublease.  Tenant hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Landlord stating that Tenant is in default hereunder, to pay to Landlord the rent and income due and to become due under such sublease.  Tenant agrees that such sublessee shall have the right to rely upon any such statement and request by Landlord and that such sublessee shall pay rent and income to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice or claim from Tenant to the contrary.  Tenant shall have no right or claim against such sublessee or Landlord for any such rent or income so paid by such sublessee to Landlord.

21.10          TENANT'S PERSONAL PROPERTY.  If, after Tenant's abandonment of the Premises, Tenant leaves behind any items of personal property, then Landlord shall store such property at a warehouse or any other location at the risk, expense and for the account of Tenant, and such property shall be released only upon Tenant's payment of such charges, together with all sums due and owing under this Lease.  If Tenant does not reclaim such property within the period permitted by law, Landlord may sell such property in accordance with law and apply the proceeds of such sale to any sums due and owing hereunder, or retain said property, granting Tenant credit against sums due and owing hereunder for the reasonable value of such property.

21.11          WAIVER OF RIGHTS.  To the extent permitted by law, Tenant hereby waives all provisions of, or protection under, any decisions, statutes, rules, regulations or other laws of the State of California to the extent same are inconsistent and in conflict with specific terms and provisions hereof.

21.12          LANDLORD RIGHT TO ACT.  If at any time during the Term hereof Tenant fails, refuses or neglects to do any of the things herein provided to be done by Tenant, Landlord shall have the right, but not the obligation, to do the same, but at the expense and for the account of Tenant.  The amount of any money so expended or obligations so incurred by Landlord, together with interest thereon at the Interest Rate, shall be repaid to Landlord within five (5) days of Tenant's receipt of written notice, and unless so paid shall be added to the next monthly rental payment coming due hereunder.

22.           DEFAULT BY LANDLORD; LIMITATION OF LIABILITY.

22.1           NO DEFAULT WITHOUT NOTICE.  Landlord shall not be deemed to be in default hereunder unless obligations required of Landlord hereunder are not performed by Landlord, or by any beneficiary under any deed of trust, mortgagee, ground lessor or other lienholder with rights in all or any portion of the Project, within thirty (30) days after written notice thereof by Tenant to Landlord and to such other parties whose names and addresses are furnished to Tenant in writing, which notice specifies that there has been a failure to perform such obligations; provided, however, that if the nature of such obligations is such that more than thirty (30) days are reasonably required for their cure, Landlord shall not be deemed to be in default hereunder if Landlord or any of such other parties commences such cure within such thirty-day period and thereafter diligently prosecutes such cure to completion.

22.2           LIMITATION OF LANDLORD LIABILITY.  If Landlord is in default hereunder and, as a consequence thereof, Tenant obtains a judgment against Landlord, Tenant's sole recourse shall be, and such judgment may be satisfied only out of, the proceeds of sale received upon execution of such judgment and levy against the right, title and interest of Landlord in the Project and out of the rent or other revenue receivable by Landlord from the Project, or out of the proceeds receivable by Landlord from the sale or other disposition of all or any portion of Landlord's right, title and interest in the Project.  Tenant agrees that the obligations of Landlord under this Lease do not constitute personal obligations of, and neither Landlord nor any of the partners, members, shareholders, officers, directors, managers, principals or others (the "Landlord Constituents") comprising Landlord nor any of the partners, members, shareholders, officers, directors, managers, principals or others which are part of any of the Landlord Constituents shall be personally liable for any deficiency or otherwise.

23.           DAMAGE AND DESTRUCTION.

23.1           CASUALTY.  If the Premises or the Project is damaged by an insured casualty, or, if Landlord fails to maintain the insurance required to be maintained by or pursuant to the terms of this Lease and such damage would have been covered by the insurance required to be maintained by Landlord hereunder, and such damage occurs more than twelve (12) months prior to the expiration of the Term hereof, Landlord shall forthwith repair same, or cause same to be repaired, (and, if an insured casualty, to the extent that insurance proceeds are made available to Landlord therefor) and provided that such repairs can, in Landlord's reasonable opinion, be made within ninety (90) days from the date of such damage (without payment of overtime or other premiums) under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof.  If Landlord is not so required to repair such damage, Landlord shall have the option within forty-five (45) days from the date of such damage either to (i) notify Tenant of Landlord's election to repair such damage, in which event Landlord shall thereafter repair same, or (ii) notify Tenant of Landlord's election to immediately terminate this Lease, in which event this Lease shall be so terminated; provided, however, if such notice advises Tenant of Landlord’s election to repair and that such repair cannot be made within ninety (90) days from the date of such damage, by written notice to Landlord given within ten (10) days of receipt of such notice from Landlord, Tenant may elect to terminate this Lease.  Such termination by Tenant shall be effective ten (10) days following the date received by Landlord.  Landlord shall refund to Tenant any rent previously paid for any period of time subsequent to such termination.  Notwithstanding any contrary provision herein, and regardless of whether caused by casualty, Landlord shall not be required to repair any damage to the property of Tenant or to repair or replace any paneling, decorations, railings, floor coverings, alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant.  Tenant hereby waives the provisions of Section 1932, subdivision 2, and Section 1933, subdivision 4, of the Civil Code of California, and any similar law, statute or ordinance now or hereafter in effect.

23.2           RENT TO CONTINUE.  If Landlord repairs damage to the Premises pursuant to the provisions of Section 23.1 above, Base Rent and Additional Rent payable hereunder until such repairs are completed shall be abated in the proportion that the rentable area of the portion, if any, of the Premises rendered unusable by Tenant bears to the rentable area of the Premises.  Except for such rental abatement, Tenant shall have no claim against Landlord with respect to any such damage or repairs. Landlord represents that it will purchase and maintain rental loss insurance in such amount and with such limits as is common in Class A buildings in the Brea, California market area.

24.           EMINENT DOMAIN.  If the entire Premises, or so much thereof (but not less than 25% of the rentable area of the Premises) as to render the balance thereof not reasonably usable for the conduct of Tenant's business, shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, either party hereto may, by serving written notice upon the other party hereto within thirty (30) days thereafter, immediately terminate this Lease.  If any substantial part of the Project excluding the Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, Landlord may so terminate this Lease.  In either of such events, Landlord shall receive (and Tenant shall assign to Landlord upon demand by Landlord) any income, rent, award or any interest therein which may be paid in connection therewith, and Tenant shall have no claim against Landlord for any part of any sum so paid, whether or not attributable to the value of the unexpired Term of this Lease.  If a part of the Premises shall be so taken, appropriated or conveyed and neither party hereto shall elect to so terminate this Lease, (i) Base Rent and Additional Rent payable hereunder shall be abated in the proportion that the rentable area of the portion of the Premises so taken, appropriated or conveyed bears to the rentable area of the entire Premises, and (ii) if the Premises shall have been damaged as a consequence of such partial taking, appropriation or conveyance, Landlord shall, to the extent of any severance damages received by Landlord, restore the Premises continuing under this Lease; provided, however, that Landlord shall not be required to repair or restore any damage to the property of Tenant or to make any repairs to or restoration of any alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant, and Tenant shall pay any amount in excess of such severance damages required to complete such repairs or restoration.  Notwithstanding anything to the contrary contained in this Section, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof during the Term of this Lease, this Lease shall be and remain unaffected by such taking, appropriation or conveyance and Tenant shall continue to pay in full all rent payable hereunder by Tenant during the Term of this Lease; in the event of any such temporary taking, appropriation or conveyance, Tenant shall be entitled to receive a separate award (not reducing Landlord's award) as compensation for loss of the use or occupancy of the Premises during the Term of this Lease.  To the extent that it is inconsistent with the above, each party hereto hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure allowing either party to petition a court to terminate this Lease in the event of a partial taking of the Premises.

25.           SALE BY LANDLORD.  If Landlord sells or transfers all or any portion of the Project, including the Premises, Landlord shall, upon consummation of such sale or transfer, be released from any liability relating to obligations or covenants thereafter to be performed or observed under this Lease, and in such event Tenant agrees to look solely to Landlord's successor in interest with respect to any such liability.

26.           SURRENDER OF PREMISES.  Tenant shall, upon the expiration or sooner termination of the Term hereof, surrender to Landlord the Premises, and all repairs, changes, alterations, additions and improvements thereto, in good and first class order, condition and repair, ordinary wear and tear excepted, clean and free of debris.  Any damage or deterioration shall not be deemed ordinary wear and tear if same could have been prevented by good maintenance practices.  Tenant shall, upon the expiration or sooner termination of the Term hereof, and at Tenant's sole cost and expense, remove all movable furniture, equipment and other personal property belonging to Tenant.  Tenant shall immediately, at its sole cost and expense, repair any damage caused by the removal of any property.  Tenant shall, upon the expiration or sooner termination of the Term hereof, deliver to Landlord all keys to all doors in, upon and about the Premises including, but not limited to, all `keys to any vault or safe to remain on the Premises.

27.           QUIET ENJOYMENT.  So long as Tenant is not in default hereunder, Tenant shall have the right to the quiet and peaceful enjoyment and possession of the Premises and the common areas during the Term of this Lease, subject to the terms and conditions of this Lease without interference by any persons lawfully claiming by or through Landlord.

28.           NOTICES.  Any notice, demand or other communication given under the provisions of this Lease by either party hereto to the other party hereto shall be effective only if in writing and (a) personally served, (b) mailed by United States registered or certified mail, return receipt requested, postage prepaid, or (c) sent by a nationally recognized courier service (e.g. UPS) for next-day delivery, to be confirmed in writing by such courier, addressed as set forth in the Basic Lease Information.  In the event that a different address is furnished by either party hereto to the other party hereto in writing, notices, demands and other communications shall thereafter be sent or delivered to the new address.  Notices, demands and other communications given in the foregoing manner shall be deemed given when actually received or refused by the party to whom sent, unless mailed, in which event same shall be deemed given on the day of actual delivery as shown by the addressee's registered or certified mail receipt or at the expiration of the third (3rd) business day after the date of mailing, whichever first occurs.

29.           TAXES PAYABLE BY TENANT.  Tenant shall pay before delinquency all taxes, assessments, license fees and other charges (collectively, "taxes") that are levied and assessed against Tenant's trade fixtures and other personal property installed or located in or on the Premises, and that become payable during the Term.  On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payments.  If any taxes on Tenant's personal property are levied against Landlord or Landlord's property or if the assessed value of the Building and other improvements in which the Premises are located is increased by the inclusion of a value placed on Tenant's personal property, as reasonably determined by Landlord, and if Landlord pays the taxes on any of these items or the taxes based on the increased assessment of these items, Tenant, on demand, shall immediately reimburse Landlord for the sum of the taxes levied against Landlord, or the proportion of the taxes resulting from the increase in Landlord's assessment.  Landlord shall have the right to pay these taxes regardless of the validity of the levy.

30.           INTEREST AND LATE CHARGES.  Any amount not paid by Tenant to Landlord when due hereunder shall bear interest at a rate (the "Interest Rate") equal to the lesser of (a) the discount rate of ten percent (10%) per year, or (b) the maximum rate permitted by law, from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any such failure by Tenant under this Lease.  In addition to such interest, if any amount is not paid within ten (10) business days after the same is due, a late charge equal to five percent (5%) of such amount shall be assessed, which late charge Tenant hereby agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant's late payment, which damages include Landlord's additional administrative and other costs associated with such late payment.  The parties agree that it would be impracticable and extremely difficult to fix Landlord's actual damages in such event.  Such interest and late charges are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord's rights or remedies under any other provision of this Lease.  If a late charge is payable hereunder, whether or not collected, for any three (3) installments of Base Rent during any twelve (12) month period, then all further Base Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.

31.           SUCCESSORS AND ASSIGNS.  Subject to the provisions of Section 11 and Section 25 above, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

32.           ATTORNEYS' FEES.  In any litigation or other action arising herefrom between any of the parties hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.  The term "prevailing party" means the party obtaining substantially the relief sought, whether by compromise, settlement or judgment.

33.           LIGHT AND AIR.  Tenant covenants and agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder; provided, however, in the event that improvements are constructed so that there is an unreasonable loss of light to the Premises, within sixty (60) days after completion of such construction Tenant may by written notice to Landlord elect an early expiration of this Lease.  The date of such expiration shall be set forth in such written notice and shall be a date which is not less than ninety (90) days after delivery of such written notice to Landlord.

34.           SIGNS AND IDENTITY.

34.1           NO SIGNS WITHOUT LANDLORD CONSENT.  Tenant shall not, without the prior written consent of Landlord place, construct or maintain any sign, advertisement, awning, banner or other decoration on or visible from, or otherwise use, the exterior of the Premises (including, but not limited to, the outer surfaces of the exterior walls and doors of the Premises, the terraces and roof of the Building, and the public and common areas of the Project.).

34.2           SIGNS PROVIDED BY LANDLORD.  Landlord shall maintain (1) a directory(ies) to be located in the lobby of the Building and in such other locations, if any, as Landlord, in its sole discretion, may determine, which directory(ies) shall be for the display of the business names of tenants in the Building and their respective suite numbers, (2) if the Premises are located on a multi-tenant floor, a sign to be located in the common area hallway at the main entrance to the Premises in such specific location as Landlord shall determine, which sign shall be for the display of Tenant's business name and suite number, and (3) a sign for the display of Tenant's business name on the monument for the Building; provided, however, with respect to subparts (2) and (3) Tenant shall notify Landlord of its business name and shall, upon demand by Landlord, pay the cost of such entrance and monument signs.  The cost of Tenant's Building directory sign shall be an Operating Cost.  Landlord shall have the sole right to determine and change from time to time the type of such directory(ies) and such sign and all common Project signage, and the contents thereof including, but not limited to, size of letters, style, color and placement.

Landlord hereby grants to Tenant a license to install one (1) "eyebrow sign" on the Building at a location and of a size approved by Landlord ("Eyebrow Sign").  The Eyebrow Sign shall not be backlit nor otherwise require electrical power.  The cost of designing, governmental permitting, installation and maintenance of such Eyebrow Sign shall be borne entirely by Tenant.  The Eyebrow Sign shall be in compliance with the design criteria, specifications, material requirements, location requirements and such other requirements and/or limitations imposed by Landlord in the exercise of its reasonable discretion after taking into account the general appearance of the Building and the Building's surroundings.  The Eyebrow Sign shall be constructed and maintained in compliance with all federal, state and local laws, regulations, restrictions, codes and ordinances.  Tenant shall, if Landlord so requests at any time prior to the expiration or earlier termination of this Lease, at Tenant's sole cost and expense, within thirty (30) after such expiration or termination, remove any signage installed pursuant to this Section 34.2 and return those portions of the Building to which such signage was affixed to the condition immediately preceding installation of such signage.

34.3           NAME OF BUILDING PROTECTED.  Tenant shall not use the name or logo of the Building or the Project for any purposes other than to identify the address of the business to be conducted by Tenant in the Premises.  Landlord reserves the right to change the name, number and designations by which the Building and the Project are commonly known at any time, and Tenant waives all claims for damages caused by any such change.

35.           WAIVER.  If Landlord waives the performance of any terms, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any other breach of the same or of any other term, covenant, or condition contained herein.  Furthermore, the acceptance of rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such rent.  Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to affect the right of Landlord to insist thereafter upon strict performance by Tenant.  Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

36.           BROKERS.  Landlord has entered into an agreement with the real estate broker specified as Landlord's broker in the Basic Lease Information ("Landlord's Broker") pursuant to which Landlord has granted to Landlord's Broker the exclusive right to lease space in the Building.  Landlord shall pay any commissions or fees that are payable to Landlord's Broker with respect to this Lease in accordance with the provisions of a separate commission contract.  Tenant represents that it has not had any dealings with any real estate broker, finder or intermediary with respect to this Lease, other than Landlord's Broker and Tenant's broker ("Tenant's Broker"), if any, specified in the Basic Lease Information.  Landlord shall pay to Tenant's Broker a commission pursuant to a separate agreement.  Neither Landlord nor Landlord's Broker shall be obligated to pay any other fee, commission or compensation to Tenant's Broker in connection with the brokerage, negotiation, execution, delivery or performance of this Lease.  Subject to the foregoing, each party hereto shall indemnify, protect, defend, and hold harmless the other party from and against any and all damages, liabilities, losses, costs and expenses (including, but not limited to, reasonable attorneys' fees and related costs) resulting from any claims that may be asserted against such other party by any real estate broker, finder or intermediary arising from any act of the indemnifying party in connection with this Lease.

37.           SORTING AND SEPARATING OF REFUSE AND TRASH.

37.1           TENANT COMPLIANCE WITH TRASH REGULATIONS.  Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of all state, federal, municipal, and local governments, departments, commissions, and boards regarding the collection, sorting, separation, and recycling of waste products, garbage, refuse, and trash.  Tenant shall sort and separate such waste products, garbage, refuse, and trash into such categories as provided by law.  Each separately sorted category of waste products, garbage, refuse, and trash shall be placed in separate receptacles reasonably approved by Landlord.  Such separate receptacles may, at Landlord's option, be removed from the demised premises in accordance with a collection schedule prescribed by law.

37.2           LANDLORD REMEDIES FOR TENANT TRASH NONCOMPLIANCE.  Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse, or trash that is not separated and sorted as required by law, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Landlord.  Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this article, and, at Tenant's sole cost and expense, shall indemnify, defend, and hold Landlord harmless (including legal fees and expenses) from and against any actions, claims, and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

38.           AUTHORITY.  If Tenant is a corporation, trust, partnership, or other entity, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to so execute and deliver this Lease and that no signatures in addition to those set forth below or consents need be obtained in order for this lease to be binding upon Tenant.  If Tenant is a corporation, trust or partnership, it shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority.  If Tenant is a corporation, it shall, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (a) good standing in Tenant's state of incorporation, and (b) qualification to do business in California.

39.           WAIVER OF JURY TRIAL.  LANDLORD AND TENANT SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND ANY STATUTORY REMEDY.

40.           CONFIDENTIALITY OF LEASE.  Tenant and Tenant's Broker agree to keep the terms of this Lease confidential and shall not disclose same to any other person not a party hereto, without the prior written consent of Landlord, provided that Tenant may disclose the terms hereof to Tenant's accountants, attorneys, managing employees, and others in privity with Tenant to the extent reasonably necessary for Tenant's business purposes without such prior written consent.

41.           HAZARDOUS MATERIALS.  Landlord represents and warrants to Tenant that Landlord, to Landlord's current actual knowledge, has not, at any time, used or permitted the use of any portion of Tenant's Premises, the Building or the parking facilities in violation of any governmental laws, statutes, ordinances, regulations or orders relating to health, industrial-hygiene or the environmental conditions ("Regulations"), or for the use, storage, disposal or generation of any Hazardous Material (as defined below) on, under or about Tenant's Premises, or the Project, including but not limited to, the soil and ground water.  Tenant represents and warrants to Landlord that Tenant will not, at any time, use or permit the use of any portion of Tenant's Premises, the Building or the parking facilities in violation of any Regulations on, under or about Tenant's Premises, including but not limited to, the soil and ground water.  Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any and all losses, costs (including reasonable attorneys' fees), liabilities and claims arising from the violation by Tenant, its employees, agents, representatives or invitees of any of the Regulations that may affect Tenant's Premises or the Project and shall assume full responsibility and cost to remedy such violations, provided that the violations are not the result of any action or inaction on the part of Landlord.  Tenant shall not at any time use, generate, store or dispose of on, under or about Tenant's Premises, or the Project or transport to or from the same any hazardous wastes, toxic substances or related material ("Hazardous Materials") or permit or allow any third party to do so, without compliance with all Regulations.  Hazardous Materials shall include, but shall not be limited to, substances defined as "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq.; the Resource Conversation Recovery Act, 42 U.S.C. Section 6901 et seq.; those substances (i) which are or become defined as "hazardous waste" or "hazardous substance" or which require investigation or remediation under any Regulation, (ii) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic, (iii) the presence of which causes or threatens to cause a nuisance upon or threatens the health or safety of persons on or about the Project or adjacent properties, and (iv) which contains gasoline, diesel fuel or other petroleum hydrocarbons.

42.           MISCELLANEOUS.

42.1           KEYS.  Landlord shall make available to Tenant such number of keys as Landlord shall deem appropriate; Tenant shall pay for any additional keys made available by Landlord.

42.2           NO MERGER.  Any voluntary or other surrender of this Lease by Tenant, mutual termination hereof or termination hereof by Landlord shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies.  No act or omission of Landlord or any representative thereof shall be deemed to constitute acceptance of any surrender, and no surrender shall be deemed to have occurred, unless in a writing executed by Landlord and approved in writing by the mortgagee under any first mortgage or the beneficiary under any first deed of trust, as the case may be, encumbering the Building.

42.3           LEASE NOT TO BE RECORDED.  This Lease shall not be recorded; no memorandum hereof shall be recorded without Landlord's prior written consent.

42.4           PAYMENT IN US DOLLARS.  Rent and all other sums payable under this Lease must be paid in lawful money of the United States of America.

42.5           RIGHTS CUMULATIVE.  None of Landlord's rights or remedies hereunder shall be deemed to be exclusive, but shall, wherever possible, be cumulative with all other rights and remedies hereunder and at law and in equity.

42.6           TENANT'S OBLIGATIONS AS COVENANTS AND CONDITIONS.  Each provision of this Lease performable by Tenant shall be deemed to be both a covenant of Tenant and a condition to Landlord's performance hereunder.

42.7           COUNTERPARTS.  This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document.  Both counterparts shall be construed together and shall constitute a single lease.

42.8           NO AGENCY.  Nothing contained in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto, other than the relationship of landlord and tenant.

42.9           PARTIAL INVALIDITY.  Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain in full force and effect.

42.10         PREMISES INCLUDES.  The term "Premises" shall be deemed to include (unless, based on the context, such meaning would be clearly unintended) the space demised and improvements now or at any time hereafter comprising or built in such space.

42.11          TENANT INCLUDES.  The term "Tenant" or pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations.

42.12          HEADINGS.  The section headings herein are for convenience of reference only and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.

42.13          JOINT AND SEVERAL.  In any case where this Lease is entered into by co-tenants, the obligations of such co-tenants hereunder shall be joint and several.

42.14          TIME OF ESSENCE.  Time is of the essence of this Lease and all of its provisions.

42.15          GOVERNING LAW.  This Lease shall in all respects be governed by the laws of the State of California.  In any action or proceeding arising herefrom, Tenant hereby consents to the jurisdiction of any competent court within the State of California and to service of process by any means authorized by California law.

42.16          ENTIRE AGREEMENT.  This Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any previous negotiations.  There have been no representations made by Landlord or any representative thereof or understandings made between the parties other than those set forth in this Lease.

42.17          MODIFICATION.  This Lease may not be modified except by a written document executed by the parties hereto.

42.18          NO WARRANTY OR REPRESENTATION.  Neither Landlord nor any broker, agent or representative thereof has made any warranty or representation with respect to the tenant mix of the Building, the identity of prospective or other tenants of the Building, or profitability.

42.19          GUARANTEE REQUIREMENTS.  If any guarantee of this Lease is required by Landlord, such guarantee shall be in form and content acceptable to Landlord.

42.20          DEFINITION OF PERSON.  The words "person" and "persons" as used herein shall include individuals, firms, partnerships, associations and corporations.

42.21          CONSTRUCTION OF AGREEMENT.  The language in all parts of this Lease shall be in all cases construed simply according to its fair meaning, and not strictly for or against Landlord or Tenant.  Any reference to any Section herein shall be deemed to include all subsections thereof unless otherwise specified or reasonably required from the context.  Any reference to "days" or "months" herein shall refer to calendar days or months, respectively, unless specifically provided to the contrary.  Unless clearly inconsistent with the context, any reference herein to "the Term hereof" or "the Term of this Lease" shall refer to the Term of this Lease as the same may be extended pursuant to any extension option(s) contained herein.  The terms "herein," "hereunder" and "hereof" as used in this Lease shall mean "in this Lease," "under this Lease" and "of this Lease," respectively, except as otherwise specifically set forth in this Lease.

42.22          EXHIBITS.  Any and all exhibits and addenda referred to in this Lease are incorporated herein by reference as though fully set forth herein.

42.23          PORTIONS OF PREMISES RESERVED TO LANDLORD.  Tenant hereby acknowledges and agrees that the exterior walls of the Building and the area between the finished ceilings of the Premises and the slab of the floor of the Building have not been demised hereby, and that the use thereof, together with the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through, under or above the Premises, is hereby excepted and reserved unto Landlord.

42.24          NOT AN OFFER.  The submission of this Lease by Landlord or its agent or representative for examination or execution by Tenant does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Tenant; it being intended hereby that this Lease shall become effective only upon the execution hereof by Landlord and delivery of a fully executed counterpart hereof to Tenant.

42.25          NO VIOLATION OF AGREEMENTS.  Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant agrees to indemnify Landlord against any loss, cost, damage or liability including, without limitation, reasonable attorneys' fees arising out of Tenant's breach of this warranty and representation.

42.26          TENANT FINANCIAL STATEMENTS.  At any time during the Term of this Lease, but not more than one (1) time in any calendar year, Tenant shall, upon ten (10) days' prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year.  Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

42.27          NO ABATEMENT OF RENT.  Rent shall not be abated, nor may this Lease be terminated by Tenant, except as may otherwise be expressly provided therein.

42.28          NO LANDLORD SECURITY OBLIGATION.  Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project.  Tenant hereby assumes all responsibility for the protection of Tenant and its employees, agents, contractors, representatives, licensees, guests, invitees and visitors, and the property thereof, from acts of third parties whether or not Landlord, at its option, elects to provide any security protection for the Project or any portion thereof.

42.29          TENANT COOPERATION WITH TRAFFIC.  Tenant acknowledges that traffic control and flow is a major concern of the City of Brea, of Landlord and of each tenant in the Project and surrounding buildings.  Therefore, Tenant agrees that it will cooperate with Landlord in reasonable efforts which may be undertaken by Landlord independently or in cooperation with the City of Brea or other property owners to alleviate the traffic impact of the Project on the local areas, streets and highways.

42.30          NO DISCRIMINATION.  Tenant covenants by and for itself, its successors and assigns, and all persons claiming under or through them, and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons, on account of sex, marital status, age, race, color, religion, creed, national origin or ancestry, in the leasing, subleasing, renting, transferring, use, occupancy, tenure or enjoyment of the Premises herein leased, nor shall Tenant itself, or any person claiming under or through it, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants lessees, sublessees, subtenants or vendees in the Premises.

42.31          DEFINITION OF LANDLORD.  The term "Landlord," as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time such covenant or obligation is to be performed, of the Building or the lessees under any ground lease of the Building, if any.  In the event of any transfer, assignment or other conveyance or transfers of any such title, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, but shall remain fully liable for any and all liability for Landlord's failure to perform any covenants or obligations to be performed on the part of Landlord prior to such transfer, assignment or conveyance.

42.32          CONFERENCE ROOM USE; RENTAL.  Landlord shall permit Tenant to use either Conference Room one (1) time per calendar quarter at no charge unless specific services are requested of Landlord by Tenant.  As used herein "Conference Room" means either the Bethany Conference Room which is Suite 220 or the Carmel Conference Room which is Suite 180, both at 915 West Imperial Highway, Brea, California.  If Landlord is able and willing to provide such services, Tenant shall reimburse Landlord its actual costs incurred with respect to such services within thirty (30) days after presentation by Landlord to Tenant of an invoice for such services.  If Tenant desires to use the Conference Room more often than one (1) time per calendar quarter or if Tenant requests and Landlord is willing to allow Tenant to use other Landlord-owned meeting rooms in the Project, Tenant shall pay the Landlord the fee then charged by Landlord to its members or other tenants for each use of a Conference Room or other Landlord-owned meeting rooms.  Tenant's right to use a Conference Room shall be otherwise subject to such reasonable rules and regulations as Landlord may impose including, without limitation, procedures for reserving in advance the Conference Room.  Tenant acknowledges the use of the Conference Room by Tenant shall be limited to occasional meetings and shall not be used by Tenant to conduct day-to-day business or be available for the exclusive use of Tenant.

43.           ARBITRATION.  All disputes and other matters relating to construction of the Base Building Work or Tenant Improvements between Landlord and Tenant and any other matters in the Lease for which arbitration is specified to be the method for resolving disputes with respect to such matters shall be decided by arbitration administered by the American Arbitration Association in accordance with the AAA Commercial Arbitration Rules.

44.           FORCE MAJEURE.  Neither party shall have any liability whatsoever to the other party to this Lease on account of (a) the inability of a party to fulfill, or delay in fulfilling, any of such party's nonmonetary obligations under this Lease by reason of governmental preemption or priorities or such other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom, (b) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others furnishing the Building with electricity or water or (c) if a party fails to perform a nonmonetary obligation hereunder for any other reason beyond the reasonable control of the party obligated to perform such obligation and its agents, employees or representatives.  If this Lease specifies a time period for performance of a nonmonetary obligation of a party, that time period shall be extended by the period of any delay in such party's performance caused by any of the events of force majeure described above commencing upon receipt of written notice of such alleged force majeure delay by the other party.

45.           OFAC COMPLIANCE.  Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and blocked Persons Listed maintained by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the "List"), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that this Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times.  The term "Embargoed Person" means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C.A. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

[signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Lease as of the date first written above.

LANDLORD

EVANGELICAL CHRISTIAN CREDIT UNION,
a California corporation

By:____________________________________________
Name:__________________________________________
Title: __________________________________________

TENANT

Ministry Partners Investment Corporation, a California corporation

By:____________________________________________
Name:__________________________________________
Title: __________________________________________